TO THE SECRETARY OF
IDS Life Insurance Company

At the meeting of the Board of Directors of IDS Life Insurance Company held on October 16, 1985, the Board of Directors:

     RESOLVED, That the five separate accounts, IDS Life Accounts P, Q. R, S and T, established in accordance with Section 61A.14 Minnesota Statutes at a meeting of the Board of Directors of the Corporation on May 9, 1985, are hereby collectively reconstituted as IDS Life Variable Life Separate Account (currently comprised of five subaccounts) which the Board establishes as a Successor Issuer under Rule 414 of the Securities Act of 1933...; and

     RESOLVED FURTHER, That the proper officers of the Corporation are hereby authorized and directed to establish such additional subaccounts in the future as they determine to be appropriate.

As President of IDS Life Insurance Company, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors of IDS Life Insurance Company, the following 27 additional subaccounts within the Separate Account to invest in the following funds:

AXP(R) Variable Portfolio - Equity Select Fund
AXP(R) Variable Portfolio - Partners Small Cap Value Fund
AXP(R) Variable Portfolio - Stock Fund
AIM V.I. Capital Appreciation Fund, Series II
AIM V.I. Capital Development Fund, Series II
Alliance VP AllianceBernstein International Value Portfolio (Class B) Alliance VP Growth and Income Portfolio (Class B)
American Century(R) VP International, Class II
American Century(R) VP Value, Class II
Evergreen VA Capital Growth Fund, Class L Shares
Fidelity VIP Growth & Income Portfolio (Service Class 2)
Fidelity VIP Mid Cap Portfolio (Service Class 2)
Fidelity VIP Overseas Portfolio (Service Class 2)
FTVIPT Mutual Shares Securities Fund - Class 2
INVESCO VIF - Dynamics Fund

INVESCO VIF - Financial Services Fund
INVESCO VIF - Technology Fund
INVESCO VIF - Telecommunications Fund
MFS(R) Utilities Series - Service Class
Pioneer Equity Income VCT Portfolio - Class II Shares
Pioneer Europe VCT Portfolio - Class II Shares
Putnam VT Health Sciences Fund - Class IB Shares
Putnam VT International Growth Fund - Class IB Shares
Strong Opportunity Fund II - Advisor Class
Wells Fargo VT Asset Allocation Fund
Wells Fargo VT International Equity Fund
Wells Fargo VT Small Cap Growth Fund


In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of IDS Life Insurance Company, the Unit Investment Trust comprised of IDS Life Variable Life Separate Account and consisting of 66 is hereby reconstituted as IDS Life Variable Life Separate Account consisting of 93 subaccounts.



                                                      Received by the Secretary:


/s/ Timothy V. Bechtold                               /s/ Timothy S. Meehan
------------------------                              ------------------------
    Timothy V. Bechtold                                   Timothy S. Meehan


                                                      Date:  May 21, 2002